Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Embraer Aircraft Holdings, Inc and Shareholder of The Urban Air Mobility Business of Embraer S.A.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of The Urban Air Mobility Business of Embraer S.A. (the “Company”) as of December 31, 2021 and 2020, and the related combined statements of operations, of comprehensive loss, of changes in net parent equity and of cash flows for each of the three years in the period ended December 31, 2021, including the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 2 to the combined financial statements, the Company has restated its 2021 financial statements to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Hallandale Beach, Florida

March 18, 2022, except for the effects of the restatement discussed in Note 2 to the combined financial statements, as to which the date is December 7, 2022

We served as the Company’s auditor from 2021 to 2022.

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The UAM Business of Embraer S.A.

Combined Balance Sheets

(In US Dollars)

	As of December 31, 2021	As of December 31, 2020
	As Restated
Assets
Current:
Cash and equivalents	$14,376,523	$-
Related party receivable	220,000	-
Derivative financial instruments	-	45,438
Other current assets	6,274,397	4,110
Total current assets	20,870,920	49,548
Capitalized software, net	699,753	23,443
Total assets	$21,570,673	$72,991
Liabilities and Net Parent Equity
Current:
Accounts payable	$877,641	$846,988
Related party payable	8,642,340	-
Derivative financial instruments	32,226	-
Other payables	616,156	199,278
Total current liabilities	10,168,363	1,046,266
Other noncurrent payables	702,921	40,578
Total liabilities	10,871,284	1,086,844
Net parent equity
Net parent investment	10,731,615	(1,059,291)
Accumulated other comprehensive income/ (loss)	(32,226)	45,438
Total net parent equity	10,699,389	(1,013,853)
Total liabilities and net parent equity	$21,570,673	$72,991

The accompanying notes are an integral part of these combined financial statements.

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 The UAM Business of Embraer S.A.

Combined Statements of Operations

(In US Dollars)

	Year Ended December 31,
	2021
	As Restated	2020	2019
Operating expenses
Research and development	$(13,279,780)	$(8,358,043)	$(5,947,294)
General and administrative	(4,898,942)	(1,233,876)	(1,739,815)
Operating loss	(18,178,722)	(9,591,919)	(7,687,109)
Financial and foreign exchange gain, net	(77,147)	(34,023)	1,590
Loss before income taxes	(18,255,869)	(9,625,942)	(7,685,519)
Income tax benefit (expense)	-	-	-
Net loss	$(18,255,869)	$(9,625,942)	$(7,685,519)

The accompanying notes are an integral part of these combined financial statements.

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 The UAM Business of Embraer S.A.

Combined Statements of Comprehensive Loss

(In US Dollars)

	Year Ended December 31,
	2021	2020	2019
	As Restated
Net loss	$(18,255,869)	$(9,625,942)	$(7,685,519)
Derivative financial instruments - cash flow hedge	(77,664)	46,012	(574)
Total comprehensive loss	$(18,333,533)	$(9,579,930)	$(7,686,093)

The accompanying notes are an integral part of these combined financial statements.

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 The UAM Business of Embraer S.A.

Combined Statements of Changes in Net Parent Equity

(In US Dollars)

	Net parent investment	Accumulated other comprehensive income (loss)	Total
Balance as of December 31, 2018	$(321,207)	$-	$(321,207)
Net loss	(7,685,519)	-	(7,685,519)
Other comprehensive loss	-	(574)	(574)
Net transfer from Parent	7,528,095	-	7,528,095
Balance as of December 31, 2019	(478,631)	(574)	(479,205)
Net loss	(9,625,942)	-	(9,625,942)
Other comprehensive income	-	46,012	46,012
Net transfer from Parent	9,045,282	-	9,045,282
Balance as of December 31, 2020	$(1,059,291)	$45,438	$(1,013,853)
Net loss (as restated)	(18,255,869)	-	(18,255,869)
Other comprehensive loss	-	(77,664)	(77,664)
Net transfer from Parent	30,046,775	-	30,046,775
Balance as of December 31, 2021 (as restated)	$10,731,615	$(32,226)	$10,699,389

The accompanying notes are an integral part of these combined financial statements.

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The UAM Business of Embraer S.A.

Combined Statements of Cash Flows

(In US Dollars)

	Year Ended December 31,
	2021
	As Restated	2020	2019
Cash flows from operating activities:
Net loss	$(18,255,869)	$(9,625,942)	$(7,685,519)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of capitalized software	107,931	9,056	10,694
Long-term incentive plan expense	150,099	(736)	31,206
Changes in operating assets and liabilities:
Other assets	(6,270,287)	(1,379)	14,795
Related party receivable	(220,000)	-	-
Accounts payable	30,653	527,376	99,845
Related party payable	8,642,340	-	-
Other payables	929,123	62,836	27,583
Net cash used in operating activities	(14,886,010)	(9,028,789)	(7,501,396)
Cash flows from financing activities:
Transfer from Parent	14,262,533	9,028,789	7,501,396
Capital contribution	15,000,000	-	-
Net cash provided by financing activities	29,262,533	9,028,789	7,501,396
Increase (decrease) in cash and cash equivalents	14,376,523	9,028,789	7,501,396
Cash and cash equivalents at the beginning of the period	-	-	-
Cash and cash equivalents at the end of the period	$14,376,523	$-	$-

Supplemental disclosure of other noncash investing and financing activities
Additions to capitalized software transferred by Parent	$784,241	$16,494	$26,699

The accompanying notes are an integral part of these combined financial statements

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The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

1.Formation and Nature of Business

Formation and Nature of Business

EVE UAM, LLC (f/k/a Eve Urban Air Mobility Solutions, Inc.), a Delaware limited liability company (the “Company” or “Eve”), was formed on April 21, 2021, in order to effect a reorganization and, subject to its completion, acquire the Urban Air Mobility (“UAM”) business, which focuses on the development and certification of an electric vertical takeoff and landing vehicle (“eVTOL”), the creation of a maintenance and services network for eVTOL and the creation of an air traffic management system for eVTOL otherwise known as Urban Air Traffic Management (“UATM”) (collectively, the “UAM Business”), from Embraer S.A. and its subsidiaries (the “Parent”, “Embraer” or “ERJ”). Prior to the reorganization and throughout the periods presented herein, the UAM Business was owned by ERJ and its subsidiaries. Beginning in August 2021, ERJ has contributed certain assets and employees to Eve to begin Eve’s initial operations.

ERJ is a publicly held company incorporated under the laws of the Federative Republic of Brazil (“Brazil”) with headquarters in São José dos Campos, State of São Paulo. The corporate purpose of ERJ is:

(i)	To design, build and market aircraft and aerospace materials and related accessories, components and equipment, according to the highest standards of technology and quality.
(ii)	To perform and carry out technical activities related to the manufacturing and servicing of aerospace materials.
(iii)	To contribute to the training of technical personnel as necessary for the aerospace industry.
(iv)	To engage in and provide services for other technological, manufacturing and business activities in connection with the aerospace industry.
(v)	To design, build and trade in equipment, materials, systems, software, accessories and components for the defense, security and power industries, and to promote and carry out technical activities related to the manufacturing and servicing thereof, in accordance with the highest technological and quality standards.
(vi)	To conduct other technological, manufacturing, trading and services activities related to the defense, security and power industries

Through EmbraerX, an independent department within ERJ, ERJ’s market accelerator and disruptive business innovation company, ERJ incubates initiatives that may mature into new business opportunities in the future. One such business that has been incubated is ERJ’s UAM business. The UAM Business has historically operated as part of ERJ and not as a separate stand-alone entity or group.

The Reorganization

On December 10, 2021, ERJ, Eve and Embraer Aircraft Holding Inc. (“EAH”), a wholly owned subsidiary of ERJ, entered into a contribution agreement (the “Contribution Agreement”), pursuant to which, upon the terms and subject to the conditions of the Contribution Agreement, ERJ transferred certain assets and liabilities related to the UAM Business to Eve or to Eve Soluções de Mobilidade Aérea Urbana Ltda., a Brazilian limited liability company (sociedade limitada) and a newly formed direct wholly owned subsidiary of Eve (the “Brazilian Subsidiary”), in exchange for the issuance of 1,000 common units of Eve. Since the consummation of the transactions contemplated by the Contribution Agreement (the “Reorganization”), certain assets and liabilities related to the UAM Business have been owned by Eve.

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The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

Business Combination Agreement with Zanite

On December 21, 2021, ERJ, Eve and EAH entered into a business combination agreement (the “Business Combination Agreement”) with Zanite Acquisition Corp. (“Zanite” or the “SPAC”). Pursuant to the Business Combination Agreement, among other things, EAH will contribute and transfer to Zanite all of the common units of Eve held by it as consideration and in exchange for the issuance and transfer by Zanite to EAH of 220,000,000 shares of common stock of Zanite. After the consummation of the transactions contemplated by the Business Combination Agreement, Eve will operate as part of a separate, independent, publicly traded company, indirectly controlled by ERJ.

COVID-19 Pandemic

The World Health Organization declared a global emergency on January 30, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic, and ERJ is closely monitoring the COVID-19 pandemic situation and its impacts on its employees, operations, the global economy, the supply and the demand for its products and services, including the UAM Business. ERJ implemented contingency plans to act as quickly as necessary as the current situation unfolds.

Since the beginning of the COVID-19 pandemic, ERJ has been engaging in several initiatives supporting the health and safety of its employees. Social distancing measures were taken, as well as the implementation of working from home for certain group of employees. Furthermore, several measures to preserve jobs were taken, including reductions in working hours and pay cuts, collective vacations, and temporary furloughs.

The full impact of the COVID-19 pandemic continues to evolve as of the date hereof. As such, it is uncertain as to the full magnitude that the pandemic will have on the UAM Business’s financial condition, liquidity, and future results of operations. Management is actively monitoring the situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.

2.Restatement of Previously Reported Financial Statements

The Combined Financial Statements for the year ended December 31, 2021 and related disclosures have been restated in accordance with the changes described below.

	As of December 31,	Restatement Adjustments	As of December 31, 2021
	2021		As Restated
Assets
Current:
Cash and equivalents	$14,376,523	$-	$14,376,523
Related party receivable	220,000	-	220,000
Other current assets	21,140	6,253,257	6,274,397
Total current assets	14,617,663	6,253,257	20,870,920
Capitalized software, net	699,753	-	699,753
Total assets	$15,317,416	$6,253,257	$21,570,673
Liabilities and Net Parent Equity
Current:
Accounts payable	$877,641	$-	$877,641
Related party payable (i)	-	8,642,340	8,642,340
Derivative financial instruments	32,226	-	32,226
Other payables	616,156	-	616,156
Total current liabilities	1,526,023	8,642,340	10,168,363
Other noncurrent payables	702,921	-	702,921
Total liabilities	2,228,944	8,642,340	10,871,284
Net parent equity
Net parent investment	13,120,698	(2,389,083)	10,731,615
Accumulated other comprehensive income/ (loss)	(32,226)	-	(32,226)
Total net parent equity	13,088,472	(2,389,083)	10,699,389
Total liabilities and net parent equity	$15,317,416	$6,253,257	$21,570,673

(i) The Related party payable recognized will be paid to ERJ and EAH upon the Closing of the transaction with Zanite.

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The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

	Year Ended December 31,
	2021	Restatement	2021
	As Reported	Adjustments	As Restated
Operating expenses
Research and development	$(13,279,780)	$-	$(13,279,780)
General and administrative	(2,509,859)	(2,389,083)	(4,898,942)
Operating loss	(15,789,639)	(2,389,083)	(18,178,722)
Financial and foreign exchange gain, net	(77,147)	-	(77,147)
Loss before income taxes	(15,866,786)	(2,389,083)	(18,255,869)
Income tax benefit (expense)	-	-	-
Net loss	$(15,866,786)	$(2,389,083)	$(18,255,869)

	Year Ended December 31,
	2021	Restatement	2021
	As Reported	Adjustments	As Restated
Cash flows from operating activities:
Net loss	$(15,866,786)	$(2,389,083)	$(18,255,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of capitalized software	107,931	-	107,931
Long-term incentive plan expense	150,099	-	150,099
Changes in operating assets and liabilities:
Other assets	(17,030)	(6,253,257)	(6,270,287)
Related party receivable	(220,000)	-	(220,000)
Accounts payable	30,653	-	30,653
Related party payable	-	8,642,340	8,642,340
Other payables	929,123	-	929,123
Net cash used in operating activities	(14,886,010)	-	(14,886,010)
Cash flows from financing activities:
Transfer from Parent	14,262,533	-	14,262,533
Capital contribution	15,000,000	-	15,000,000
Net cash provided by financing activities	29,262,533	-	29,262,533
Increase (decrease) in cash and cash equivalents	14,376,523	-	14,376,523
Cash and cash equivalents at the beginning of the period	-	-	-
Cash and cash equivalents at the end of the period	$14,376,523	$-	$14,376,523

Supplemental disclosure of other noncash investing and financing activities
Additions to capitalized software transferred by Parent	$784,241	$-	$784,241

9

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

Transaction Costs Adjustment

In November 2022, Eve Holding, Inc. reviewed its accounting for costs incurred (Transaction Costs) in connection with the transaction with Zanite, which include, among other things, fees for financial, accounting and legal advisors. These costs were paid by Embraer S.A. and Embraer Aircraft Holding, Inc. and recognized as expenses by these entities as the initial understanding was that these expenses were primarily benefiting those two entities. SEC SAB Topic 5.T. Accounting for Expenses or Liabilities Paid By Principal Stockholder(s) notes that in scenarios where a principal stockholder pays an expense which benefits the company, it is in substance a capital contribution to the company, unless the stockholder’s action is caused by a relationship or obligation completely unrelated to their position as a stockholder or such action clearly does not benefit the company. This aligns with SEC SAB Topic 1.B. Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity, which states the expectation of the SEC staff is that the historical income statements of a registrant should reflect the costs of doing business, which would include fees for transaction-related costs such as accounting and legal services.

Management evaluated the transaction costs paid by the Embraer S.A. and Embraer Aircraft Holding, Inc for the benefit of the UAM Business of Embraer S.A. and concluded $2,389,083 should have been expensed in these carve-out financial statements during the year ended December 31, 2021.  Such transaction costs included professional service fees for the preparation of the carve-out and audit fees for the combined Eve UAM Business.  Further, management identified  $6,253,257 of transaction costs paid by Embraer S.A. and Embraer Aircraft Holding, Inc. which were directly and incrementally beneficial to the Business Combination (as defined in Note 1) which were deferred in the Combined Financial Statements as Other Current Assets against and Related Parties Payables. Refer to Notes 5 and 6 for more details.

3.    Liquidity and Going Concern

The UAM Business is part of EmbraerX, an independent department within ERJ, and certain funds to conduct its research and development (“R&D”) operations are provided by ERJ. The UAM Business has not generated any revenues and does not anticipate generating any revenues unless and until it successfully completes research and development for the eVTOL and UATM projects, or any future product candidate. Since the UAM Business does not have enough cash on hand to complete its development and has no credit facilities, the UAM Business is dependent upon ERJ to provide services (such as R&D activities, legal, accounting, finance, human resources, information technology, etc.) and funding to support the operations of the UAM Business until the proposed transaction (discussed further in Note 1) is completed, which is intended to provide sufficient capital to support the ongoing operations of the UAM Business. In the interest of funding and supporting the UAM Business, ERJ has an agreement with the Company that enables the Company to meet its obligations as they come due for the next 12 months from the date of the issuance of these combined financial statements, or until the consummation of the proposed transaction described in Note 1.

If the UAM Business is unable to raise sufficient capital when needed or events or circumstances occur such that the UAM Business does not meet its strategic plans, the UAM Business will be required to reduce certain discretionary spending, alter or scale back aircraft development programs, be unable to develop new or enhanced production methods, or be unable to fund capital expenditures, which would have a material adverse effect on the UAM Business’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.

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The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

The accompanying combined financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts except for the deferred tax assets presented in Note 11, or the amounts and classification of liabilities that might result from the outcome of this uncertainty (i.e. going concern). The UAM Business anticipates incurring additional losses until such time, if ever, it can obtain regulatory approval to sell, and then generate significant sales from a product.

4.Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements have been prepared on a carve-out basis and are derived from ERJ’s consolidated financial statements and accounting records. The combined financial statements reflect the historical results of the operations, financial position, and cash flows of the UAM Business, in conformity with United States generally accepted accounting principles (“GAAP”).

These combined financial statements of the UAM Business reflect the assets, liabilities, and expenses that management has determined to be specifically attributable to the UAM Business, as well as allocations of certain corporate level assets, liabilities and expenses, deemed necessary to fairly present the financial position, results of operations and cash flows of the UAM Business, as discussed further below. Management believes that the assumptions used as basis for the allocations of expenses, direct and indirect, as well as assets and liabilities in the combined financial statements are reasonable. However, these allocations may not be indicative of the actual amounts that would have been recorded had the UAM Business operated as an independent, publicly traded company for the periods presented.

Historically, the UATM and eVTOL initiatives have been incubated, led and funded as two separate projects, which were comprised of separate related designs and registered patents (the “Intellectual Property” or “IP”), know-how, and principal design teams. The UAM Business is dependent upon ERJ for all of its working capital and financing requirements. Accordingly, debt or related interest expense have not been allocated to the UAM Business in the combined financial statements. Financing transactions related to the UAM Business are accounted for as a component of Net Parent Investment in the combined balance sheets and as a financing activity on the accompanying combined statements of cash flows.

The combined financial information includes both direct and indirect expenses. The historical direct expenses consist primarily of personnel- related costs (including salaries, labor taxes, profit sharing program, benefits, short and long-term incentive) of research and development employees directly involved in the UAM Business’ activities, research expenses, facilities depreciation and others. The indirect expenses consist of personnel- related costs (including salaries, labor taxes, profit sharing program, benefits, short and long term incentive) allocated to the UAM Business and general and administrative overhead, including expenses for information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, and facilities, allocated as per headcount of employees exclusively involved in the UAM Business’ activities compared to the total headcount of all ERJ employees or using an expense input comparing the total R&D expenses of the UAM Business against the total R&D expenses of EmbraerX. The UAM Business has calculated its income tax amounts using a separate return methodology and it has presented these amounts as if it were a separate taxpayer from ERJ.

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The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

The combined balance sheets of the UAM Business include cash and cash equivalents, other assets, capitalized software, accounts payable and other payables that were either allocated on a specific identification basis or contributed to Eve. Derivatives instruments used to hedge the salaries for employees directly involved in the UAM Business’ activities were allocated by comparing the salaries of these employees in Brazilian reais (“BRL” or “R$”) against the total employees’ salaries of ERJ in BRL, and for employees not directly involved in the UAM Business’ activities the expense input approach using R&D metrics, noted above, was used to allocate the Derivatives instruments. Incentive payments received in advance related to service arrangements to process employee payroll were allocated based on a headcount proportion basis. As the UAM Business was not historically held as a single legal entity, Net Parent Investment is shown in lieu of stockholder’s equity in the combined financial statements. Net Parent Investment represents the cumulative investment by ERJ in the UAM Business through the dates presented, inclusive of operating results.

Functional and reporting currency

The combined financial statements are derived from ERJ financial statements and from the financial statements of certain of ERJ’s U.S. based subsidiaries (“Original Financial Statements”). The functional currency of ERJ and the aforementioned subsidiaries is the US Dollar (“USD” or “Dollar” or “US$”). The Company’s functional currency will follow the determination of the functional currency of the Original Financial Statements, therefore management has concluded that the USD is the functional and reporting currency of the UAM Business.

The foreign currency gains and losses are related to transactions with suppliers recognized in the functional currency, USD, but settled in BRL. The impacts were recognized in the “Foreign currency gain/ (loss)” within the combined statements of operations.

Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent liabilities, and the reported amounts of expenses during the reporting period. Therefore, estimates and assumptions derived from past experience and other factors deemed relevant were used in preparing accompanying combined financial statements. These estimates and assumptions are reviewed on an ongoing basis and the changes to accounting estimates are recognized in the period in which the estimates are revised on a prospective basis. Actual results could be materially different from those estimates. Significant estimates inherent in the preparation of the combined financial statements include, but are not limited to, useful lives of capitalized software, net, accrued liabilities, and income taxes including deferred tax assets and liabilities.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand, bank deposits and highly liquid short-term investments, usually maturing within 90 days of the investment date, readily convertible into a known amount of cash and subject to an insignificant risk of change in value.

Fair Value Measurements

The UAM Business applies the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, which defines a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurements. The provisions of ASC 820 relate to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring and nonrecurring basis. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

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The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2 - Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 - Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying amounts of the UAM Business’ other assets, accounts payables and other payables, except for the long-term incentive plan, approximate fair value due to the short-term nature of these instruments. The fair value of the liabilities related to the long-term incentive plan included in other payables was determined using the Level 1 inputs. The fair value of the derivative instruments was determined using the Level 2 inputs. There were no assets or liabilities measured at fair value using Level 3 inputs for the periods presented.

Hedge accounting

The UAM Business applies cash flow hedge accounting to hedge against the payroll cash flow volatility attributable to a risk of foreign exchange rate fluctuation associated with highly probable forecast transactions that will affect income or loss for the year.

The UAM Business recognizes all derivative instruments as either assets or liabilities in the balance sheet at their respective fair values. For derivatives designated in hedging relationships changes in the fair value are recognized in Accumulated Other Comprehensive Loss (“AOCI”), to the extent the derivative is effective at offsetting the changes in cash flows being hedged until the hedged item affects earnings. The cash flow impact of the UAM Business’ derivative instruments is included in our combined statement of cash flows in net cash used in operating activities.

The UAM Business only enters into derivative contracts that it intends to designate as a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge). For all hedging relationships, the UAM Business formally documents the hedging relationship and its risk-management objective and strategy for undertaking the hedge, the hedging instrument, the hedged transaction, the nature of the risk being hedged, how the hedging instrument’s effectiveness in offsetting the hedged risk will be assessed prospectively and retrospectively, and a description of the method used to measure ineffectiveness. The UAM Business also formally assesses, both at the inception of the hedging relationship and on an ongoing basis, whether the derivatives that are used in hedging relationships are highly effective in offsetting changes in cash flows of hedged transactions. For derivative instruments that are designated and qualify as part of a cash flow hedging relationship, the effective portion of the gain or loss on the derivative is reported as a component of other comprehensive loss and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings.

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The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

The UAM Business discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting cash flows attributable to the hedged risk, the derivative expires or is sold, terminated, or exercised, the cash flow hedge is designated because a forecasted transaction is not probable of occurring, or management determines to remove the designation of the cash flow hedge. Additionally, when it is probable that a forecasted transaction will not occur, the UAM Business recognizes immediately in earnings gains and losses that were accumulated in other comprehensive loss related to the hedging relationship.

In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the UAM Business continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in earnings.

See Note 8 for additional information on hedge accounting and derivative instruments.

Capitalized software, net

Capitalized software consists of software licenses and are recorded at cost, net of accumulated amortization, and if applicable, impairment charges. Software licenses are amortized over their useful lives which is approximately 5 years on a straight-line basis. The UAM Business reviews capitalized software, net for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Long-term incentive plan

The long-term incentive plan has the objective of retaining and attracting qualified personnel who will make an effective contribution to the UAM Business’ future performance. The plan is a cash-settled phantom shares plan, in which the amounts attributed to the services provided by the participants are converted into virtual share units based on the market value of Embraer’s shares. At the end of the acquisition period the participant receives the quantity of virtual shares converted into BRL, at the shares’ current market value. The UAM Business recognizes the obligation during the acquisition period (quantity of virtual shares proportional to the period) in the same group as the participant’s normal remuneration. This obligation is presented as “Other payable” to employees and the fair value is calculated based on the market price of the shares and registered as “General and administrative” in the combined statements of operations.

Research and Development

R&D efforts are focused on design and development of our eVTOL and UATM projects to achieve manufacturing and commercial stage. R&D costs are expensed as incurred and are primarily comprised of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long-term incentive) for employees focused on R&D activities, supplies and materials costs, an allocation of general overhead, depreciation and amortization expenses, and fees paid to outsourced contractors.

General and Administrative

General and administrative expenses are primarily composed of allocated expenses of personnel-related costs (including salaries, labor taxes, profit sharing program, benefits, short and long term incentive), information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, facilities, and other corporate expenses. Such expenses have been allocated to the UAM Business based on the most relevant allocation method for the services provided, primarily based on headcount of employees exclusively involved in the UAM Business’ activities compared to the total headcount of all ERJ employees as this measures reflect the historical utilization levels.

General and administrative expenses also include the Transaction Costs paid by ERJ and EAH (see Note 5).

14

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

 Income Taxes

The deferred income taxes are generally recognized, based on enacted tax rates, when assets and liabilities have different values for financial statement and tax purposes. The UAM Business has calculated its income tax amounts using a separate return methodology. A valuation allowance is recorded, if it is more likely than not all or a portion of deferred tax assets will not be realized. Under this method, the UAM Business assumes it will file separate returns with tax authorities, thereby reporting its taxable income or loss and paying the applicable tax to or receiving the appropriate refund from ERJ. As a result, the UAM Business’ deferred tax balances and effective tax rate as a stand-alone entity will likely differ significantly from those recognized in historical periods. The calculation of income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations.

The tax loss carryforwards and valuation allowances reflected in the combined financial statements are based on a hypothetical stand-alone income tax return basis and may not exist in the ERJ consolidated financial statements.

The UAM Business accounts for uncertain income tax positions recognized in the combined financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to be recognized in the combined financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Segments

Operating segment information is presented in a manner consistent with the internal reports provided to the Chief Operating Decision Maker (“CODM”). The chief operating decision-maker, who is responsible for allocating resources among and assessing the performance of the operating segments and for making strategic decisions, is the UAM Business Chief Executive Officer. Given the UAM Business’ pre-revenue operating stage, it currently has no concentration exposure to products, services or customers. The UAM Business has determined that it operates in two different operating and reportable segments as it CODM assess the operation results by the different R&D projects, as follows:

eVTOL: the aircraft is in the preliminary design stage of development. This vehicle is expected to have eight (8) vertical lift electric motors and two (2) horizontal propulsion electric motors. The UAM Business’ eVTOL has been in an incubation stage for over 4 years. The certification is proposed to be first with ANAC (the National Civil Aviation Agency of Brazil) and in parallel with the U.S. Federal Aviation Administration.

UATM: the segment will provide traffic management services to vehicles operating in the UAM Operating Environment (“UOE”). UATM will be a system of systems focused on improving the efficiency and safety of UAM operations. UATM systems will focus on existing and emerging operators of both the vehicles (fleet operators) and ground infrastructure (vertiport/heliport operators).

15

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

The CODM receives information related to the operating results based on the directly attributable cost by each R&D project. As the UAM Business was operated within the Embraer Corporate infrastructure, the indirect costs are not included in the information analyzed by the CODM. Assets information by segment is not presented to the CODM. The information provided to the CODM are as follows:

	Year Ended December 31,
	2021	2020	2019
	As Restated
Segments R&D expenses
eVTOL	$(11,207,794)	$(7,583,456)	$(5,255,068)
UATM	(2,071,986)	(774,547)	(692,226)
Total segments expenses	(13,279,780)	(8,354,043)	(5,947,294)
Corporate/Unallocated amounts
Selling, general and administrative	(4,898,942)	(1,233,876)	(1,739,815)
Loss from operations	(18,178,722)	(9,591,919)	(7,687,109)
Financial and foreign exchange gain, net	(77,147)	(34,023)	1,590
Loss before income taxes	$(18,255,869)	$(9,625,942)	$(7,685,519)

Recently adopted accounting pronouncements

The UAM Business is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“the JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as private companies, including early adoption when permissible. With the exception of standards, the UAM Business elected to early adopt, when permissible, the UAM Business has elected to adopt new or revised accounting guidance within the same time period as private companies.

In August 2017, the FASB issued ASU 2017-12, Targeted Improvements to Accounting for Hedging Activities (“ASU 2017-12”), which changes the recognition and presentation requirements of hedge accounting. The ASU eliminates the requirement to separately measure and report hedge ineffectiveness and requires the presentation of all items that affect earnings in the same income statement line as the hedged item. In addition, the ASU permits hedging risk components of nonfinancial assets, provides more flexibility for hedging interest rate risk in cash flow hedges, and creates new accounting alternatives for measuring the change in the fair value of the hedged item in fair value hedges of interest rate risk. The ASU also includes additional disclosure requirements. Additionally, in April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and in November 2019, the FASB issued ASU 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, to provide further clarifications on certain aspects of ASU 2017-12 and to extend the nonpublic effective date of ASU 2017-12. The provisions of ASU 2017-12 (as amended) were adopted by the UAM Business for annual periods beginning on January 1, 2021, with early application permitted. The adoption of ASU 2017-12 did not have a material effect on the UAM Business’s combined financial statements.

In October 2018, the FASB issued ASU 2018-16, Derivatives and Hedging (Topic 815): Inclusion of the Secured Overnight Financing Rate (SOFR) Overnight Index Swap (OIS) Rate as a Benchmark Interest Rate for Hedge Accounting Purposes (“ASU 2018-16”), which permits use of the OIS rate based on the SOFR as a U.S. benchmark interest rate for hedge accounting purposes under Topic 815, in addition to the currently allowable benchmark rates. For entities that have not already adopted ASU 2017-12, ASU 2018-16 is required to be adopted concurrently with ASU 2017-12. The UAM Business has adopted ASU 2017-12 and ASU 2018-16 in its annual periods beginning on January 1, 2021. ASU 2017-12 has been applied prospectively to qualifying new or redesignated hedging relationships entered into on or after the adoption date. The adoption of ASU 2018-16 and ASU 2017-12 did not have a material effect on the UAM Business’s combined financial statements.

16

 The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

Recently issued accounting pronouncements not yet adopted

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which removes certain exceptions for recognizing deferred taxes for investments, performing intra-period allocation and calculating income taxes in interim periods. The ASU also adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax goodwill and allocating taxes to members of a consolidated group. ASU 2019-12 is effective for the UAM Business’s annual periods beginning after December 15, 2021. Early adoption is permitted. The UAM Business is currently evaluating the effect the adoption of ASU 2019-12 will have on its combined financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Providing an optional expedients and exceptions for applying generally accepted accounting principles (GAAP) to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this ASU apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The amendments in this ASU are effective for all entities as of March 12, 2020 through December 31, 2022. The UAM Business has no contracts, hedging relationships, and other transactions that the LIBOR is applied as reference rate, thus no impact is expected in its combined financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which provides an exception to fair value measurement for contract assets and contract liabilities related to revenue contracts acquired in a business combination. The ASU requires an entity (acquirer) to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606. At the acquisition date, an acquirer should account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. The ASU is effective for the UAM Business for annual and interim periods in fiscal years beginning after December 15, 2023. Early adoption is permitted. The ASU is applied to business combinations occurring on or after the effective date.

5.          Related Party Transactions

Relationship with ERJ

The UAM Business has historically been managed, operated, and funded by ERJ and EAH. Accordingly, certain shared costs have been allocated to the UAM Business and reflected as expenses in the UAM Business’ stand-alone combined financial statements. The expenses reflected in the combined financial statements may not be indicative of expenses that will be incurred by the UAM Business in the future.

(a)           Corporate costs

ERJ incurs corporate costs for services provided to the UAM Business. These costs include expenses for information systems, accounting, other financial services (such as treasury, audit and purchasing), human resources, legal, and facilities.

17

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

A portion of these costs benefit the UAM Business and are allocated to the UAM Business using a pro-rata method based on R&D project related costs, headcount, or other measures that management believes are consistent and reasonable.

The allocated corporate costs included in the combined statement of operations were approximately $1,323,915, $1,167,432 and $1,710,595 for the years ended December 31, 2021, 2020 and 2019, respectively, and were included in general and administrative expenses for each of the years.

(b)           Transaction costs (as restated)

During the year ended on December 31, 2021, both ERJ and EAH paid for certain costs attributable to the UAM business (Transaction Costs). The Transaction Costs comprise but were not limited to, costs associated with lawyers, bankers, consulting and auditing with the objective to effectuate the transaction with Zanite, as described in Note 1.

Management analyzed the nature and timing of the costs to determine whether they were i) directly related to the carve-out preparation or ii) directly related to the possible closing of the transaction with Zanite, or ii) weren’t related to either of the transactions. Based on management’s analysis, $8.6 million should be accounted for in the 2021 carve-out financial statements as follow.

-              $2.4 million of the Transaction Costs were incurred for the preparation and the audit of the 2021 carve-out financial and were directly related to the carve-out preparation. Thus, this amount was expensed.

-              $6.2 million of the Transaction Costs were directly related to the future transaction with Zanite. This amount was deferred and will be either expensed or capitalized if and when the transaction closes.

A Related party payable was recognized by Eve in order to reimburse ERJ and EAH for these Transaction Costs.

(c)           Cash Management and Financing

The UAM Business is responsible for managing its own cash which was originally composed by the $15 million of capital contribution made by ERJ in August 2021 upon the formation of the legal entity. In the event that additional funding is needed, ERJ will provide the required funding as described in Note 2.

(d)           Master Service Agreement and Shared Service Agreement

In connection with the transfer of the UAM Business to Eve, ERJ and Eve entered into a master service agreement (the “MSA”) and Shared Service Agreement (the “SSA”) on December 13, 2021. The MSA has established a fee to be charged by ERJ to Eve so that Eve may be provided with access to ERJ’s R&D and engineering department structure, as well as the ability to access to manufacturing facilities in the future. The SSA has established a cost overhead pool to be allocated, excluding any margin, to Eve so that Eve may be provided with access to certain of ERJ’s administrative services and facilities which are commonly used across the ERJ business such as engineering and testing facilities, as well as back-office shared service centers. During 2021, the UAM Business has incurred $1,109,345 in relation to the MSA and the SSA.

18

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

6.Other Current Assets

The other current assets are comprised of the following items:

	Year Ended December 31,
	2021	2020
	As Restated
Deferred Transaction Costs	$6,253,257	$-
Advances to employees	17,063	1,867
Other current assets	4,077	2,243
Total	$6,274,397	$4,110

7.Capitalized software, net

Capitalized software, net is comprised of software licenses; the position and changes for the years ended December 31, 2021 and 2020 are as follows:

Capitalized software	Cost	Amortization(i)	Total
At December 31, 2019	$26,699	$(10,694)	$16,005
Additions	16,494	(9,056)	7,438
At December 31, 2020	$43,193	$(19,750)	$23,443
Additions	784,241	(107,931)	676,310
At December 31, 2021	$827,434	$(127,681)	$699,753

(i)         The amortization effect is recorded in “General and administrative” in the combined statements of income.

19

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

For the existing Capitalized software, net balance as of December 31, 2021, Eve expects the amortization to be as follows:

	2022	2023	2024	2025	2026
Amortization	(147,473)	(147,890)	(138,795)	(126,319)	(122,472)

8.Other Payables

The other payables are comprised of the following items:

	As of December 31,
	2021	2020
Accruals related to payroll(i)	$455,392	$172,795
Advances from customers	405,000	—
Long-term incentive	183,041	43,818
Social charges payable(ii)	163,384	17,688
Provision for profit sharing program	59,855	2,793
Advanced payments related to service arrangements	52,405	2,762
Total	$1,319,077	$239,856
Current portion	$616,156	$199,278
Non-current portion	$702,921	$40,578

(i)	Refers to accruals related personnel obligations recorded in the financial statements, including mainly vacation expenses and other minor expenses.
(ii)	Refers to social charges and taxes applicable in relation to personnel compensation.

9.Derivative Financial Instruments

The UAM Business purchases financial instruments in order to protect its cash flows for employee salary costs denominated in BRL, against the risk of foreign currency fluctuations. The financial instrument used by the UAM Business is a zero-cost collar, which consists of the purchasing of a put option and the sale of a call option, contracted with the same counterparty and with a zero-net premium. The fair value of this instrument is determined by the observable market pricing model (through market information providers) and widely used by market participants to measure similar instruments. The UAM Business does not enter into derivative instruments for any purpose other than cash flow hedging. The UAM Business does not speculate using derivative instruments. The maximum length of time for which the UAM Business hedges its exposure to the variability in future cash flows is typically one year.

By using derivative financial instruments to hedge exposures to foreign currency fluctuations the UAM Business exposes itself to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the UAM Business, which creates credit risk for the UAM Business. When the fair value of a derivative contract is negative, the UAM Business owes the counterparty and, therefore, the UAM Business is not exposed to the counterparty’s credit risk in those circumstances. The UAM Business minimizes counterparty credit risk in derivative instruments by entering into transactions with high-quality counterparties financial institutions rated as investment grade by risk rating agencies (Fitch, Moody’s and Standard and Poor’s). The derivative instruments entered into by the UAM Business do not contain credit-risk-related contingent features.

20

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

Management believes that it is prudent to limit the foreign currency fluctuations of exposures to BRL related to employees’ salary costs. To meet this objective, management purchases put options and sells call options with the same currency, counterparty and expiration date to manage fluctuations in its cash flows by creating a cap and a floor on the currency exchange rate fluctuation.

As of December 31, 2021, the UAM Business has the right, through the purchased put options, to sell US$1,745,687, the total notional outstanding, with an exercise price of R$5.2000 which is equivalent of R$9,077,572. Conversely, the UAM Business has the obligation if exercised, through the sold call options, to sell US$1,745,687 at the weighted average exercise price of R$6.1256 which is equivalent to R$10,693,380, thereby creating a floor for the notional amount of its hedged foreign currency limiting the foreign currency fluctuation. As of December 31, 2020, the UAM Business has the right, through the purchased put options, to sell US$487,702, the total notional outstanding, with an exercise price of R$3.7962 which is equivalent of R$1,851,414. Conversely, the UAM Business has the obligation if exercised, through the sold call options, to sell US$487,702 at the weighted average exercise price of R$4.3999 which is equivalent to R$2,145,840.Changes in the fair value of zero-cost collar designated as hedging instruments that effectively offset the variability of cash flows associated with foreign exchange rate fluctuation are reported in AOCI. These amounts subsequently are reclassified into the line item in our combined statement of income in which the hedged items are recorded in the same period the hedged items affect earnings.

As of December 31, 2021, US$32,226 of deferred losses on derivative instruments accumulated in other comprehensive loss (“OCI”) are expected to be reclassified to earnings during the next 12 months. Transactions and events expected to occur over the next twelve months that will necessitate reclassifying these derivatives’ results to earnings include the employee salary payments. There were no cash flow hedges discontinued during 2021, 2020 or 2019.

On December 31, 2021, the fair value of derivative financial instruments was recognized as a liability in the amount of US$32,226. On December 31, 2020, the fair value of derivative financial instruments was recognized as an asset in the amount of US$45,438.

The effect of derivative instruments on the combined statements of income for the years ended December 31, 2021, 2020 and 2019:

Derivatives in cash flow hedging relationships	Amount of gain (or loss) recognized in OCI on derivative (effective portion)	Location of gain (or loss) reclassified from AOCI into income (effective portion)	Amount of gain (or loss) reclassified from AOCI into income (effective portion)
2021:
Zero-cost collar	$(67,659)	General and administrative	$10,005
2020:
Zero-cost collar	$(10,750)	General and administrative	$(56,762)
2019:
Zero-cost collar	$(4,568)	General and administrative	$(3,994)

21

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

10.Research and Development

The R&D expenses are comprised of the following items:

	Year Ended December 31,
	2021	2020	2019
Employees’ compensation	$7,278,999	$4,833,957	$3,083,337
Outsourced service	5,100,980	1,241,479	2,372,248
Test devices and mock-ups	524,062	2,049,390	14,598
Other expenses	265,243	193,250	292,688
Travel & entertainment	110,496	39,967	184,423
Total	$13,279,780	$8,358,043	$5,947,294

11.General and Administrative

The general and administrative expenses are comprised of the following items:

	Year Ended December 31,
	2021	2020	2019
	As Restated
Other expenses	$2,912,172	$76,488	$110,346
Employees’ compensation	1,346,317	783,023	1,155,199
Outsourced service	504,108	287,584	235,024
Depreciation/amortization	107,138	14,058	23,004
Travel & entertainment	19,646	33,362	146,890
Short-term leasing arrangements	9,561	39,361	69,352
Total	$4,898,942	$1,233,876	$1,739,815

 12.Income Taxes

Loss before income taxes consisted of the following:

	December 31,
	2021	2020	2019
	As Restated
United States	$(6,481,431)	$(1,742,747)	$(3,290,679)
International	(11,774,438)	(7,883,195)	(4,394,840)
Total	$(18,255,869)	$(9,625,942)	$(7,685,519)

22

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

Income taxes consisted of the following:

	United States (21%)	State and local (5%)	Brazil (34%)	Total	Valuation allowance	Total
2021
Current	—	—	—	—	—	—
Deferred	$(871,006)	$(204,567)	$(3,929,123)	$(5,004,696)	$5,004,696	—
2020
Current	—	—	—	—	—	—
Deferred	$(374,301)	$(87,114)	$(2,680,556)	$(3,141,971)	$3,141,971	—
2019
Current	—	—	—	—	—	—
Deferred	$(734,239)	$(164,534)	$(1,483,969)	$(2,382,742)	$2,382,742	—

A reconciliation of the statutory U.S. federal tax rate and our effective tax rate is as follows:

	December 31,
	2021	2020	2019
	As Restated
Statutory U.S. federal tax rate	21%	21%	21%
State and local taxes	3%	5%	5%
Reserves	0%	0%	1%
Permanent differences	-8%	0%	0%
Valuation allowance	-16%	-26%	-27%
Effective tax rate	0%	0%	0%

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consisted of the following:

	December 31,
	2021	2020	2019
Deferred tax assets:
Net operating loss carryforwards(i)	$12,555,225	$7,615,613	$4,477,240
Federal R&D Credit(ii)	351,985	340,162	331,741
Accrued benefits	63,153	9,892	14,715
Uncertain Tax Position—R&D Reserve	(70,397)	(68,032)	(66,349)
Total deferred tax assets	$12,899,966	$7,897,635	$4,757,347
Less valuation allowance	(12,899,966)	(7,897,635)	(4,757,347)
Net deferred tax assets	$—	$—	$—

(i)         Net operating losses carryforwards do not expire.

(ii)       These credits expire after 20 years after their initial recognition if the entity is not able to utilize them.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The UAM Business considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is not more likely than not that the UAM Business will realize the benefits of its deductible differences. The valuation allowance increased $5,002,331 during the year ended December 31, 2021 primarily due to an increase in the net operating losses.

23

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

The UAM Business has no history of tax audits on a standalone basis, nevertheless the UAM Business believes it has provided adequate reserves for all tax deficiencies or reductions in tax benefits that could result from federal, state and foreign tax audits. The UAM Business regularly assesses the likely outcomes of these audits in order to determine the appropriateness of the UAM Business’s tax provision. As a separate taxpayer under a separate return method, the UAM Business would be deemed to file a US federal, US state, and Brazil federal tax returns. Pursuant to these hypothetical filings, uncertain tax benefits are recorded based on largest amount of tax benefit with a greater than 50 percent probability of being realized upon ultimate settlement with the applicable taxing authority, assuming the taxing authority has full knowledge of all relevant information. The UAM Business’s operating results and related tax positions are a component of either a legal entity and/or a larger group of entities that file tax returns. The UAM Business is not considered to be the primary obligor for uncertain tax benefits taken. Therefore, unrecognized tax benefits for uncertain tax positions taken for the years ended December 31, 2021, 2020 and 2019 are reflected in the provision but are deemed to have been assumed by ERJ and not reflected in the UAM Business’s ending balance sheets for the periods reported. The UAM Business has no unrecognized tax benefits as of December 31, 2021 and 2020. The UAM Business will recognize interest and penalties, if any, related to uncertain tax positions in income tax expenses. As of December 31, 2021, 2020 and 2019 no interest or penalties have been accrued due to uncertain tax positions.

The net operating losses for 2021, 2020 and 2019 were generated mainly due to expenditures with R&D projects of the UAM Business and administrative expenses to support the R&D process. Under a separate tax return methodology, the $40,150,911 of net operating losses are deemed “hypothetical” losses of the UAM Business for purposes of these financial statements. This amount is comprised of $13,688,062 in the US (for Federal and State taxes) and $ 26,462,849 in Brazil.

13.Accumulated other comprehensive income (loss)

The accumulated balances for cash flow hedges in accumulated other comprehensive income/(loss) are as follows:

Cash flow hedges
Balance as of December 31, 2018	$—
Other comprehensive loss before reclassifications	(4,568)
Amount reclassified from AOCI	3,994
Net accumulated other comprehensive loss for 2019	$(574)
Balance as of December 31, 2019	$(574)
Other comprehensive loss before reclassifications	(10,750)
Amount reclassified from AOCI	56,762
Net accumulated other comprehensive income for 2020	$46,012
Balance as of December 31, 2020	$45,438
Other comprehensive loss before reclassifications	$(67,659)
Amount reclassified from AOCI	(10,005)
Net accumulated other comprehensive loss for 2021	(77,664)
Balance as of December 31, 2021	$(32,226)

24

The UAM Business of Embraer S.A.

Notes to Combined Financial Statements—(Continued)

(in US Dollars)

The comprehensive income/(loss) amounts do not have deferred taxes effects because the values do not generate a difference in assets and liabilities for financial statement purposes and tax purposes.

14.Subsequent Events

The UAM Business considers events or transactions that have occurred after the balance sheet date of December 31, 2021, but prior to the issuance of the combined financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional recognition or disclosure. The UAM Business evaluated subsequent events and transactions that occurred after the balance sheet date through March 18, 2022, which is the date the combined financial statements were issued. The UAM Business did not identify any subsequent events that would have required adjustment or disclosure in the combined financial statements in accordance with ASC 855—Subsequent events.

Events Subsequent to Original Issuance of Financial Statements (Unaudited)

In connection with the reissuance of the financial statements, the Company has evaluated subsequent events through December 7, 2022, the date the financial statements were available to be reissued.

On May 9, 2022, in accordance with the Business Combination Agreement, the closing of the business combination (the “Closing”)occurred, pursuant to which Zanite issued 220,000,000 shares of Class A common stock to EAH in exchange for the transfer by EAH to Zanite of all ofthe issued and outstanding limited liability company interests of Eve (the “Equity Exchange”). As a result of the business combination, Eve is now awholly-owned subsidiary of Zanite, which has changed its name to “Eve Holding, Inc.”

On August 1, 2022, the Company’s subsidiary, Eve Sub (the “Lender”), entered into a loan agreement (the “Loan Agreement”) with Embraer Aircraft Holding, Inc., the Company’s majority stockholder (“EAH”), in order to efficiently manage the Company’s cash reserves at a rate of return that is favorable to the Company. Pursuant to the Loan Agreement, the Lender has agreed to lend to EAH an aggregate principal amount of up to $81,000,000 at an interest rate of 4.89% per annum. All unpaid principal advanced under the Loan Agreement, together with any accrued and unpaid interest thereon, shall be due and payable on August 1, 2023, which date may be extended upon mutual written agreement of the Lender and EAH. Any outstanding principal amount under the Loan Agreement may be prepaid at any time, in whole or in part, by EAH at its election and without penalty, and the Lender may request full or partial prepayment from EAH of any outstanding principal amount under the Loan Agreement at any time.  In accordance with the Company’s Related Person Transactions Policy, on July 22, 2022, the Loan Agreement was determined to be entered into on an arms-length basis, in the best interests of the Company and its stockholders and unanimously approved by the Company’s independent directors.

During the month of September 2022, the Company, (i) entered into a subscription agreement (the “United Subscription Agreement”) with United Airlines Ventures, Ltd., a Cayman Islands company (“United”), pursuant to which United agreed to subscribe for an aggregate of 2,039,353 shares of common stock of the Company, par value $0.001 per share (“common stock”), for an aggregate purchase price of $15,000,000 (the “United Investment”), (ii) entered into a lock-up agreement with the Company, pursuant to which United will be restricted from transferring the warrants issued to it at or promptly following the United Closing, as well as the shares of common stock issuable upon the exercise of such warrants, until the date that is: (i) with respect to one of the two warrants to acquire 680,634 shares of common stock, six months after the United Closing; (ii) with respect to the warrant to acquire 1,361,268 shares of common stock, nine months after the United Closing; and (iii) with respect to the second warrant to acquire 680,634 shares of common stock, twelve months after the United Closing and (iii) entered into a Warrant Agreement with United (the “United Warrant Agreement”), pursuant to which, at or promptly following the United Closing, the Company issued to United warrants to acquire up to 2,722,536 shares of common stock, each with an exercise price of $0.01 per share, which were issuable upon (i) the issuance by the parties of a joint press release announcing the United Investment, (ii) the entry by the Company and an affiliate of United into a conditional purchase agreement for the sale and purchase of up to 400 eVTOLs and (iii) the agreement by the Company and United to establish a concept of operations for the use of the Company’s eVTOLs at one or more of United’s or its affiliates’ hub airports. In addition, the Company has agreed to issue United additional warrants to acquire up to an additional 2,722,536 shares of common Stock, each with an exercise price of $0.01 per share, which are issuable upon the entry into (i) a binding agreement between United (or one of its affiliates) and the Company for the sale and purchase of up to 200 eVTOLs and (ii) certain eVTOL services and support agreements.

Each warrant is exercisable for a period of five years following its issuance or first permitted exercise date (the “Expiration Date”). If, upon the Expiration Date, any issued and outstanding warrant has not been exercised and the Fair Market Value (as defined in the United Warrant Agreement) of one share of common stock is greater than the exercise price of such warrant as of the Expiration Date, such warrant will automatically be deemed to be exercised. The United Warrant Agreement provides for certain registration rights with respect to the resale of the shares of common stock underlying the warrants which are substantially similar to the registration rights provided under the United Subscription Agreement.

On October 6, 2022, United exercised 2,722,536 warrants in exchange for the same amount of common shares.

On November 1, 2022, the sub-sublease agreement between Eve Sub and Embraer Engineering & Technology Center has commenced after the consent given by the landlord.

Except as disclosed above and in Note 2, there have been no events that have occurred that would require adjustments to the disclosures in the unaudited combined financial statements.

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